UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 18, 2025
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
A copy of a press release by Innventure, Inc. (the “Company”) announcing the appointment of Bruce Brown to serve as the Company’s first Lead Independent Director is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
Appointment of Lead Independent Director
On November 12, 2025, the Company’s Board of Directors (the “Board”), following a recommendation made by the Nominating and Corporate Governance Committee of the Board, appointed Bruce Brown to serve as the Company’s first Lead Independent Director, effective immediately. Mr. Brown has served as an independent member of the Board since October 2, 2024 and currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Governance Committee.
In this newly established role, the Lead Independent Director will, among other things, (i) develop, in collaboration with the Chairman of the Board and Chief Executive Officer, an annual set of topics to be addressed in Board agendas, with a focus on the areas of board responsibility; (ii) review and consult with the Chairman on the quality, quantity and timeliness of information sent to the Board; (iii) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (iv) serve as a liaison between the Chairman and the independent directors; (v) maintain availability for communications with major stockholders and other stakeholders, as appropriate; (vi) serve as interim chairman in the event of an unforeseen vacancy in the chairmanship; and (vii) perform such other duties and functions as the Board deems appropriate.
Mr. Brown’s initial term as the Lead Independent Director will be for a period of two years or until his successor is selected by the Board.
Amendment of Non-Management Director Compensation Plan
On November 14, 2025, the Board approved an amendment and restatement of the Company’s Non-Management Director Compensation Plan (as amended, the “Plan”) to provide for additional compensation for the Board’s Lead Independent Director.
Under the amendment, effective as of November 14, 2025, the Lead Independent Director will receive an annual retainer of $30,000 in respect of such service (the “Lead Independent Director Retainer”), earned on a quarterly basis based on a calendar quarter and paid by the Company in arrears ($7,500 per quarter) no later than the fifteenth day following the end of each calendar quarter. The Lead Independent Director Retainer shall be prorated in the event that a Participant serves as the Lead Independent Director for a portion of any calendar quarter based on the number of days of service during such calendar quarter. The Lead Independent Director may elect that all or a specified percentage of the Lead Independent Director Retainer that would otherwise be payable in cash shall instead be paid in the form of fully vested Common Stock of the Company in accordance with the Plan.
The amendment and restatement of the Plan did not otherwise modify the compensation of the Company’s non-management directors.
A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1#	Second Amended and Restated Innventure, Inc. Non-Management Director Compensation Plan, dated November 14, 2025
99.1	Press Release by Innventure, Inc. dated November 18, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: November 18, 2025	By:	/s/ Suzanne Niemeyer
	Name:	Suzanne Niemeyer
	Title:	General Counsel